As filed with the Securities and Exchange Commission on June 6, 2012

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HEALTHCARE TRUST OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-4738467
(State of incorporation or organization)	(IRS Employer Identification No.)

16435 N. Scottsdale Road, Suite 320, Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B-1 Common Stock, par value $0.01 per share
Class B-2 Common Stock, par value $0.01 per share
Class B-3 Common Stock, par value $0.01 per share	N/A

Item 1. Description of Registrant’s Securities to be Registered.

The common stock of Healthcare Trust of America, Inc. (the “Registrant”) was previously registered pursuant to Section 12(g) of the Exchange Act pursuant to a Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 29, 2008. Immediately prior to the listing of the Registrant’s Class A Common Stock on the New York Stock Exchange, each outstanding share of the Registrant’s common stock converts into 1/4th of a share of the Registrant’s Class A Common Stock, 1/4th of a share of the Registrant’s Class B-1 Common Stock, 1/4th of a share of the Registrant’s Class B-2 Common Stock and 1/4th of a share of the Registrant’s Class B-3 Common Stock.

The Registrant hereby incorporates by reference herein the description of its common stock, par value $0.01 per share, in the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 5, 2012.

Item 2. Exhibits.

The following exhibits are included, or incorporated by reference, in this registration statement (and are numbered in accordance with Item 601 of Regulation S-K).

3.1	Fourth Articles of Amendment and Restatement (included as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed December 20, 2010 and incorporated herein by reference).

3.2	Bylaws of NNN Healthcare/Office REIT, Inc. (included as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 (Commission File. No. 333-133652) filed on April 28, 2006 and incorporated herein by reference).

3.3	Amendment to the Bylaws of Grubb & Ellis Healthcare REIT, Inc., effective April 21, 2009 (included as Exhibit 3.4 to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement on Form S-11 (File No. 333-133652) filed on April 21, 2009 and incorporated herein by reference).

3.4	Amendment to the Bylaws of Grubb & Ellis Healthcare REIT, Inc., effective January 1, 2011 (included as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference).

4.1	Healthcare Trust of America, Inc. Amended and Restated Share Repurchase Plan, effective January 1, 2011 (included as Exhibit B to the Registrant’s Post-Effective Amendment No. 5 to the Form S-11 on Form S-3 filed on August 12, 2011 and incorporated herein by reference).

4.2	Amended and Restated Distribution Reinvestment Plan, effective August 11, 2011 (included as Exhibit A to the Registrant’s Post-Effective Amendment No. 5 to the Form S-11 on Form S-3 filed on August 12, 2011 and incorporated herein by reference).

4.3	Subscription Agreement (included as Exhibit A to the Registrant’s Post-Effective Amendment No. 2 to the Form S-11 filed on March 30, 2011 and incorporated herein by reference).

10.4	NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan) (included as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11 (Commission File No. 333-133652) filed on April 28, 2006 and incorporated herein by reference).

10.5	Amendment to the NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan) (included as Exhibit 10.4 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-11 (Commission File No. 333-133652) filed on September 12, 2006 and incorporated herein by reference).

10.6	Amendment to the Grubb & Ellis Healthcare REIT, Inc. 2006 Independent Directors’ Compensation Plan, effective January 1, 2009 (included as Exhibit 10.68 in the Registrant’s Annual Report on Form 10-K filed March 27, 2009 and incorporated herein by reference).

10.7	Amendment to the Healthcare Trust of America, Inc. 2006 Independent Directors Compensation Plan, effective as of May 20, 2010 (included as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 16, 2010 and incorporated herein by reference).

10.8	Healthcare Trust of America, Inc. Amended and Restated 2006 Incentive Plan, dated February 24, 2011 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed March 2, 2011 and incorporated herein by reference).

10.9	Amendment to the Healthcare Trust of America, Inc. 2006 Independent Directors Compensation Plan, as amended, effective as of February 24, 2011 (included as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2011 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 1, 2012	HEALTHCARE TRUST OF AMERICA, INC.

	By:	/s/ Scott D. Peters
	Name:	Scott D. Peters
	Title:	Chief Executive Officer, President and Chairman